 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 23, 2016, Sophiris Bio Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale and issuance of 6,500,000 common shares of the Company (the “Common Shares”) and warrants to purchase up to 4,875,000 Common Shares (the “Warrants”). The Warrants will be exercisable immediately upon issuance at an exercise price of $4.00 per Common Share and will expire five years from the date of issuance.

The combined public offering price in this offering for each Common Share and accompanying Warrant was $4.00. The net proceeds to the Company from this offering are expected to be approximately $23.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the Warrants. The offering is scheduled to close on or about August 26, 2016, subject to customary closing conditions. In addition, under the terms of the Purchase Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 975,000 Common Shares and additional Warrants to purchase up to 731,250 Common Shares.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, termination provisions and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-198782) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Purchase Agreement and the form of Warrant are filed as Exhibits 1.1 and 4.1 to this report, respectively, and the description of the terms of the Purchase Agreement and the Warrants are qualified in their entirety by reference to such exhibits. A copy of the opinion of Fasken Martineau DuMoulin LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Warrants in the offering is attached as Exhibit 5.2 hereto.

On August 22, 2016, the Company issued a press release announcing that the Company had commenced the offering. On August 23, 2016, the Company issued a press release announcing that the Company had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated August 23, 2016, by and between Sophiris Bio Inc. and Piper Jaffray & Co., as representative of the several underwriters named therein

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Fasken Martineau DuMoulin LLP

5.2	Opinion of Cooley LLP

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

23.2	Consent of Cooley LLP (included in Exhibit 5.2)

99.1	Press Release, dated August 22, 2016

99.2	Press Release, dated August 23, 2016

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the closing of the transaction contemplated by the Purchase Agreement and the expected net proceeds to the Company from the offering. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors, including uncertainties related to satisfaction of customary closing conditions, some of which are discussed in the section captioned “Risk Factors” in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016	Sophiris Bio Inc.

	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Purchase Agreement, dated August 23, 2016, by and between Sophiris Bio Inc. and Piper Jaffray & Co., as representative of the several underwriters named therein

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Fasken Martineau DuMoulin LLP

5.2	Opinion of Cooley LLP

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

23.2	Consent of Cooley LLP (included in Exhibit 5.2)

99.1	Press Release, dated August 22, 2016

99.2	Press Release, dated August 23, 2016